UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-939-0231

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 21, 2015, LiveDeal, Inc. (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2016, in accordance with the voting results listed below.

	Votes		Abstentions and Broker
Nominee Name	Votes For	Votes Withheld	Non-Votes

Richard D. Butler, Jr.	5,444,736	43,254	6,186,794

Dennis (De) Gao	5,453,663	34,327	6,186,794

Jon Isaac	5,436,631	51,359	6,186,794

Tony Isaac	5,451,553	36,347	6,186,794

Tyler Sickmeyer	5,452,639	35,351	6,186,794

2. Approval of Amendment to the terms of the Company’s Outstanding Convertible Notes

Stockholders approved the amendment to the terms of the Company’s outstanding convertible notes, in accordance with the voting results listed below:

Votes
For	Against	Abstain	Broker Non-Votes
5,370,824	76,732	40,434	6,186,794

3. Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Anton & Chia, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
11,203,478	437,128	34,178	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveDeal, Inc.

Dated: July 23, 2015	By:	/s/ Jon Isaac
Name: Jon Isaac Title: Chief Executive Officer and President